EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

New Century Financial Corporation	Investor Relations
18400 Von Karman, Suite 1000	Carrie Marrelli, Vice President	(949) 224-5745

Irvine, CA 92612	Amanda Fowler, Assistant Vice President (949) 862-7647

(800) 967-7623 (949) 440-7030	Media Relations

www.ncen.com	Laura Oberhelman, Director Sard Verbinnen & Co Hugh Burns or Dan Gagnier Paul Kranhold or Ron Low	(949) 255-6716 (212) 687-8080 (415) 618-8750

NEW CENTURY FINANCIAL CORPORATION FILES FOR
CHAPTER 11; ANNOUNCES AGREEMENT TO SELL SERVICING OPERATIONS

•	Company Obtains DIP Financing from The CIT Group and Greenwich Capital Financial Products, Inc.

•	Announces Sale of Certain Loans and Residual Interests

IRVINE, CA, April 2, 2007 – New Century Financial Corporation (OTC: NEWC) announced today that it has filed a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code. The filing was made today in the U.S. Bankruptcy Court for the District of Delaware.

In conjunction with the filing, The CIT Group and Greenwich Capital Financial Products, Inc. have agreed to provide New Century up to $150 million in debtor-in-possession (DIP) financing, subject to court approval.  The financing provides New Century with a $50 million commitment level at closing with the potential to increase the commitment to $150 million.  The DIP financing is expected to provide New Century with funding to facilitate the chapter 11 process.

New Century also announced it has entered into an agreement to sell its servicing assets and servicing platform to Carrington Capital Management, LLC and its affiliate, subject to the approval of the Bankruptcy Court. The purchase price for the assets is approximately $139 million. The Carrington agreement, which has been approved by New Century’s Board of Directors, will be subject to higher and better offers pursuant to procedures to be established by the Bankruptcy Court.

“The agreement to sell our servicing assets to Carrington is a significant and positive development as it provides stability for holders of certain securities issued by New Century and Carrington’s securitization trusts,” said Brad A. Morrice, President and Chief Executive Officer.

In addition, New Century has agreed to sell to Greenwich Capital Financial Products, Inc. certain loans originated by the company, as well as residual interests in certain securitization trusts owned by the company, for an aggregate price of $50 million. This sale of loans and residual trust interests is also subject to court approval and higher bids. The company will continue to encourage competing bids for these assets in order to obtain the best possible price.

“The decision to pursue the sale of the company’s assets and operations through the bankruptcy process was a difficult but appropriate decision for our Board to make,” stated Mr. Morrice.  “This was a very hard step for me personally and clearly not the outcome I would have preferred. However, given the sudden and significant challenges facing our industry and New Century specifically, bankruptcy is the best means available to allow the company’s assets and operations to be sold through an orderly process.”

Mr. Morrice continued: “The Board and I particularly regret the impact that the bankruptcy filing will have on our dedicated Associates. But after diligently exploring a variety of other potential solutions that would have enabled New Century to continue its operations, the chapter 11 process provides the best means for selling our servicing and loan origination operations to financially sound parties. It is our hope that potential buyers will be in a stronger position than we are to employ many of our Associates on an on-going basis.”

In connection with the chapter 11 filing, New Century also announced it will reduce its workforce by approximately 3,200, or 54%, to better align the company’s cost structure with the current operating environment and to properly size these businesses in preparation for possible sale. These reductions will be effective immediately.

“Although this is a difficult day for our Associates, they can be proud of what they have accomplished over the years,” added Mr. Morrice. “Since the company’s founding, the Associates have generated approximately 1.4 million loans, totaling more than $225 billion. These loans have helped millions of Americans, many who might not otherwise have been able to access credit or to realize the benefits of home ownership. The non-prime sector will remain an important part of the American economy and we are hopeful that the platforms and operations that New Century has built will continue to be utilized to help support the growth of this critical segment of the mortgage industry.”

Lazard and AlixPartners are acting as financial advisors to New Century and O’Melveny & Myers LLP is acting as legal advisors with respect to the bankruptcy.

More information about New Century’s chapter 11 case is available on its Web site at www.ncenrestructuring.com.

Information for Customers

The company is still accepting loan payments as usual from customers with existing loans serviced by New Century. Customers with questions about existing loans should call 1-800-561-4567 or visit www.ncen.com for additional information.

About New Century Financial Corporation

New Century Financial Corporation is a real estate investment trust (REIT) founded in 1995 and headquartered in Irvine, California.  To find out more about New Century, please visit www.ncen.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby.  Such forward-looking statements include, but are not limited to: (i) the Company’s intention to access up to $150 million in debtor-in-possession (DIP) financing from The CIT Group and Greenwich Capital Financial Products, Inc. based on subsequent events; (ii) the Company’s expectation that the DIP financing will provide it with funding to facilitate the chapter 11 process; (iii) the Company’s expectation that it will continue to encourage competing bids for the certain loans and residual assets that it has entered into an agreement to sell to Greenwich Capital Financial Products, Inc. and the servicing assets that it has entered into an agreement to sell to Carrington Capital Management, LLC, in order to obtain the best possible price; (iv) the Company’s hope that it will be able to find buyers of its servicing and loan origination operations that will be financially sound and in a stronger position than the Company to employ many of its Associates on an on-going basis; (v) the Company’s expectation that in connection with the chapter 11 filing, it will reduce its workforce by approximately 3,200, or 54%, to better align the Company’s cost structure with the current operating environment and to properly size these businesses in preparation for sale; (vi) the Company’s belief that the sub-prime sector will remain an important part of the American economy; and (vii) the Company’s hope that the platforms and operations that it has built will continue to be utilized to help support the growth of the sub-prime sector of the mortgage industry.  The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements.  Such factors include, but are not limited to: (i) the execution and delivery, and the U.S. Bankruptcy Court’s approval of, the definitive agreements governing the various asset sales and the DIP financing agreement; (ii) the U.S. Bankruptcy Court’s approval of any other contemplated transactions or activities involving the Company; (iii) the Company’s ability to find better offers for its servicing platform, loans and residual assets using an auction process in bankruptcy; (iv) the satisfaction of the closing conditions for the Company’s sale of its servicing platform to Carrington Capital Management, LLC and certain of its loans and residual assets to Greenwich Capital Financial Products, Inc.; (v) the company’s ability to satisfy the subsequent conditions that would allow it to access additional DIP financing from The CIT Group and Greenwich Capital Financial Products, Inc.; (vii) the Company’s ability to continue its servicing operations while it seeks a purchaser of those assets; (viii) the Company’s ability to preserve the value of its origination platform while it seeks a purchaser of those assets; and (ix) the outcome of litigation or regulatory actions pending against the Company.  Additional information on these and other factors is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other periodic filings of the Company with the Securities and Exchange Commission. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

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